EXHIBIT 99.1

Sale / purchase contract for

100% of outstanding shares of T.O.U. Millennium Electric Ltd. (“Millennium”)

Entered into in Tel Aviv and Miami, as of May  , 2006 with Effective Date as of May  , 2006 by and between:

Universal Communication Systems, Inc. a Nevada corporation, address of 12F, 407 Lincoln Road, Miami Beach FL 33139 (“UCSY”) and Mr. Ami Elazari resident of Tel Aviv, Israel (“Buyer”).

It has been agreed, declared and stipulated by the parties as follows:

1.

Upon the signing of this Agreement, UCSY shall transfer all of its shareholding in Millennium (the “Millennium Shares”) free of any Encumbrances, as defined below, by providing Buyer upon the signing of this Agreement the following documents (a) a duly executed Share Transfer Deed as hereinafter described; and (b) the share certificate(s) issued in UCSY’s name with respect to Millennium Shares, to be cancelled by Millennium, or the Declaration of Lost Share Certificate attached hereto as Exhibit F.

2.

In consideration for Millennium Shares, Buyer shall provide UCSY, on or before May _, 2006, against the receipt of the documents set forth in Section 1 above, with the total purchase price of seven hundred fifty thousand United States Dollars ($750,000), payable as follows:

2.1

Three hundred thousand United States Dollars ($300,000) payable in cash;

2.2

Fifty thousand United States Dollars ($50,000) payable in the agreed upon form of 2,200,000 UCSY shares of Common Stock of US$ 0.001 par value each free and clear of any Encumbrances, as defined below (hereinafter “UCSY Shares Part 1”);

2.3

Fifty thousand United States Dollars ($50,000) payable, at one of the following two alternatives, at the Buyer’s sole discretion, and secured by a promissory note delivered as of Effective Date, attached hereto as Exhibit G (the “Note”): (a)  2,200,000 UCSY shares of Common Stock of US$ 0.001 par value each free and clear of any Encumbrances, as defined below (hereinafter “UCSY Shares Part 2”; UCSY Shares Part 1 and UCSY Shares Part 2 shall be referred to collectively hereinafter as “UCSY Shares”) no later than November 7, 2006; or (b) Fifty thousand United States Dollars ($50,000) payable in cash no later than November 7, 2006. In the event that Buyer elects to pay this amount in UCSY Shares Part 2, UCSY agrees to immediately cancel the Note and return to Buyer. UCSY agrees to indemnify Buyer for any expenses (including legal expenses) incurred in cancelling the Note, if payment has timely been made in UCSY Shares Part 2.

2.4

Three hundred fifty thousand United States Dollars ($350,000) payable in the form of the agreed upon fair market value of a non-exclusive worldwide license to certain patents of Millennium, in the form attached hereto as Exhibit A (the “License”).

3.

UCSY hereby represents and warrants to Buyer as follows:

3.1

Immediately upon the transfer of Millennium Shares to Buyer pursuant to this Agreement, UCSY shall have no rights whatsoever with respect to Millennium, including without limitation, rights in connection with Millennium business, equity, intellectual property rights etc., other than the License.

3.2

To avoid any doubt or misunderstandings, on the Effective Date, UCSY shall deliver the assignment of Millennium intellectual property as listed in and in the form attached hereto as Exhibit B, for the benefit of Buyer (the “Millennium Assignment”), free and clear of all Encumbrances.

3.3

UCSY has good and valid title to, and is the legal and beneficial owner of, the Millennium Shares, which constitute all of the issued and outstanding shares of Millennium, and, as of the Effective Date, will have good and valid title to, and will be the legal and beneficial owner of, the Millennium Shares.

3.4

UCSY owns, beneficially and of record, all of Millennium Shares free and clear of any charge, claim, community property interest, condition, equitable interest, mortgage, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership and any right of any third party whatsoever (hereinafter “Encumbrances”). USCY represents that there are no Encumbrances against Millennium as a result of obligations and/or loans taken on and/or borrowed by UCSY;

3.5

As of the Effective Date hereof UCSY will deliver to Buyer a share transfer deed to all of Millennium Shares free and clear of all Encumbrances, transferring all Millennium Shares to Ami Elazari, in the form attached hereto as Exhibit C.

3.6

UCSY has all requisite corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby.

3.7

The execution, delivery and performance of this Agreement by UCSY does not and will not (a) violate or conflict with the Certificate of Incorporation of any entity or any other organizational documents; (b) conflict with or violate any law or governmental order; (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any person any rights of termination, amendment, acceleration or cancellation of any agreement, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the such person is a party or to which any of properties of such person is subject; or (d) result in the creation of any lien on any assets held, leased, licensed, owned or used by such person or any of its subsidiaries.

3.8

UCSY or its designee are purchasing the UCSY shares after its own examination of UCSY, and declares that it has all the information it requires for deciding whether to purchase the UCSY Shares. UCSY represents that it is purchasing the UCSY Shares “as-is” without relying on any information it may have received from the Buyer.

3.9

UCSY undertakes that promptly after the Effective Date, that it, together with Ami Elazari, will submit the matter of Solar Style patents and royalty claims to an independent arbitrator in London, England, and will comply with the decision of such independent arbitrator, to be mutually agreed upon with Ami Elazari, regarding payment of royalties by UCSY for use of certain Solar Style patents. If UCSY and Ami Elazari cannot agree on an arbitrator within six weeks of the Effective Date, then the London Chamber of Advocates (or its equivalent bar association) shall appoint one arbitrator. The expenses of the arbitration will be paid equally by UCSY and Ami Elazari. The decision of the arbitrator will be binding. This section shall be deemed an agreement to submit the issue of payment of royalties for certain Solar Style patents, to arbitration, for the purpose of all applicable laws.

4.

Buyer hereby represents and warrants to UCSY as follows:

4.1

Buyer has good and valid title to, and is the legal and beneficial owner of the UCSY Shares Part 1 and, as of the Effective Date, will have good and valid title to, and will be the legal and beneficial owner of, the UCSY Shares Part 1, free and clear of any Encumbrances.

4.2

As of the date hereof Buyer will deliver to UCSY (or a third party designated by UCSY prior to the Effective Date) a share transfer deed to the UCSY Shares Part 1 free and clear of all Encumbrances, in the form attached hereto as Exhibit D.

4.3

Buyer has all requisite corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby.

4.4

The execution, delivery and performance of this Agreement by Buyer does not and will not (a) violate or conflict with the Certificate of Incorporation of any entity or any other organizational documents; (b) conflict with or violate any law or governmental order; (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any person any rights of termination, amendment, acceleration or cancellation of any agreement, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the such person is a party or to which any of properties of such person is subject; or (d) result in the creation of any lien on any assets held, leased, licensed, owned or used by such person or any of its subsidiaries.

4.5

The Buyer is purchasing the Millennium Shares after its own examination of Millennium, and declares that it has all the information it requires for deciding whether to purchase the Millennium Shares. The Buyer represents that it is purchasing the Millennium Shares “as-is” without relying on any information it may have received from UCSY.

5.

The parties represent, on behalf of Millennium, that Millennium has no holdings in the share capital of Solar Style Ltd., a company incorporated in the State of Israel (“Solar Style”), and that Solar Style’s share capital is held 100% by UCSY. To avoid any doubt or misunderstandings, each party hereby undertakes to take all actions to cause Millennium to deliver the assignment of Solar Style intellectual property as listed in and in the form attached hereto as Exhibit E, for the benefit of UCSY (the “Solar Style Assignment”), on the Effective Date.

6.

Each party represents and warrants to the other, that to the best of their current knowledge, the outstanding liabilities of Millennium as of the Effective Date, do not exceed the amount of $1,000,000.

7.

Each party shall bear its own costs relating to the negotiations, execution, delivery and performance of the transaction contemplated herein, including without limitation, any tax implications.

8.

The parties acknowledge that time is of the essence in performance of this Agreement. In the event that the deliverables described in Section 2 above have not been provided by Buyer to UCSY, on or before May __, 2006, this Agreement shall be null and void and the parties shall be free to take any action regarding the UCSY Shares and/or Millennium Shares, that each may, in its discretion, determine.

9.

Non-Disclosure

9.1

“Confidential Information” shall mean all information with respect to UCSY and/or Millennium and/or Solar Style and/or its business in any form whatsoever (including but not limited to written, oral or electronic form) which includes, without limitation, the area of activity in which UCSY and/or Millennium and/or Solar Style is involved and/or intends to be involved, Solar Style’s technical, business and financial information, documentation, records, ideas, files, memoranda, reports, drawings, plans, price lists, customer lists, and the like. Confidential Information further includes financial projections and forecasts concerning developments of future business of UCSY and/or Millennium and/or Solar Style.

Confidential Information shall not include information that: (a) is or becomes public domain without fault on the part of the Recipient (or any person related to, or on behalf of Recipient); (b) is lawfully obtained from any third party source , free of any obligation to keep it confidential; (c) is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order or decree, or request by other regulatory organization having authority pursuant to the law; provided, however, that the Recipient shall first have given notice of such requirement to the relevant disclosing party.

9.2

UCSY hereby represents and undertakes to the Buyer as follows:

9.2.1

There is no Confidential Material of Millennium in their possession, whether directly or indirectly and that all such material and all copies thereof on any media whatsoever have been returned to Millennium upon or prior to the execution of this Agreement.

9.2.2

Not to use Millennium’s Confidential Information for any purpose whatsoever.

9.3

Buyer hereby represents and undertakes to UCSY as follows:

9.3.1

There is no Confidential Material of UCSY or Solar Style in their possession, whether directly or indirectly and that all such material and all copies thereof on any media whatsoever have been returned to UCSY upon or prior to the execution of this Agreement.

9.3.2

Not to use Confidential Information of UCSY and Solar Style for any purpose whatsoever.

10.

Miscellaneous

10.1

This Agreement may be amended or modified only by a writing executed by all parties hereto.

10.2

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly. In addition, the parties hereby agree to cooperate to replace the invalid or unenforceable provision(s) with valid and enforceable provision(s) which will achieve the same result (to the maximum legal extent) as the provision(s) determined to be invalid or unenforceable.

10.3

Any dispute arising out of, or in connection with, this Agreement shall be governed by the laws of the State of New York. The Parties submit to the exclusive jurisdiction of the relevant courts of Miami, Florida.

10.4

This Agreement constitutes the entire agreement of the parties in respect to the matters set forth in this Agreement. This Agreement supersedes any other agreement, written or oral, between the parties regarding the purchase and sale of the Millennium Shares and UCSY Shares.

10.5

A waiver by a party of a breach of this Agreement will not constitute a waiver of any other breach, prior or subsequent, of this Agreement.

10.6

The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.7

The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Agreement, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

10.8

The parties hereto agree to fully indemnify Dankal Trust Ltd. and hold it harmless for all damages, including legal fees, that it may incur as a result of actions taken in accordance with the instructions of the parties, for all actions and previous actions of Dankal Trust Ltd. related in any way to this transaction. Dankal Trust Ltd. shall be considered a third party beneficiary entitled to enforce this Section to its fullest extent.

10.9

This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in one or more counterparts, as of the date first above-mentioned.

UNIVERSAL COMMUNICATION SYSTEMS, INC.
By:
Signature:
Buyer:
By	AMI ELAZARI
Signature:

LIST OF EXHIBITS

Exhibit A

License

Exhibit B

Millennium Assignment

Exhibit C

Share Transfer Deed (Millennium Shares)

Exhibit D

Share Transfer Deed (UCSY Shares Part 1)

Exhibit E

Solar Style Assignment

Exhibit F

Lost Share Certificate Declaration

Exhibit G

Promissory Note